Exhibit 99.1
1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com
News Release
Contact:
Sherry L. Bertner, Investor Relations - 201-847-5453
Colleen T. White, Corporate Communications - 201-847-5369
BD ANNOUNCES RESULTS FOR THIRD QUARTER FISCAL 2010
•	Reports earnings per share from continuing operations of $1.29, in line with the Company’s expectations;

•	Expects full fiscal year 2010 earnings per share from continuing operations, excluding specified items, to increase 3 to 4 percent, or about 9 percent on a foreign currency-neutral basis, which is in line with previously communicated guidance of 8 to 10 percent. On a reported basis, earnings per share from continuing operations are expected to increase about 3 percent.

•	Previously announced agreement to sell certain assets of the BD Medical segment remains on track to close in the fourth quarter fiscal 2010; results were not classified as discontinued operations for third quarter fiscal 2010.
Franklin Lakes, NJ (July 29, 2010) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $1.878 billion for the third fiscal quarter ended June 30, 2010, representing an increase of 3.2 percent from the prior-year period, or 3.9 percent on a foreign currency-neutral basis.

“We are pleased with our results this quarter, with each of our three segments contributing to our growth. We delivered earnings per share from continuing operations of $1.29, which is in line with the Company’s expectations,” said Edward J. Ludwig, Chairman and Chief Executive Officer. “Despite the challenging global economy, we expect to deliver bottom-line growth of approximately 9 percent foreign-currency neutral, which is in line with our previously communicated range of 8 to 10 percent for the full fiscal year 2010. Profits and cash flows continue to improve as a result of operational efficiencies. We are also pleased to announce that we are increasing our share repurchases to $700 million from $550 million, which supports our ongoing commitment to return value to shareholders.”
Update on the Sale of Certain Assets in the BD Medical Segment
In May 2010, the Company signed agreements to sell certain assets of its BD Medical segment, including the Ophthalmic Systems unit as well as the surgical blades, critical care and extended dwell catheter product platforms of the Medical Surgical Systems unit. For the full fiscal year 2010, revenues and earnings per share associated with these asset groups were estimated at $200 million and $0.20, respectively. The results of operations associated with these asset groups have not been classified as discontinued operations in the accompanying financial tables as the criteria for such classification were not met in the third fiscal quarter 2010. The Company expects to record a gain on the sale in the fourth fiscal quarter 2010, when the transaction is expected to be completed.
Third Quarter and Nine-Month Fiscal Year 2010 Operating Results
Reported diluted earnings per share from continuing operations for the third quarter were $1.29, compared with $1.38 in the prior-year period, representing a 6.5 percent decrease. The prior-year period included a $20 million, or $0.08 per share, tax benefit related to various tax settlements in multiple jurisdictions. Excluding this item, adjusted diluted earnings per share from continuing operations were $1.30. On a foreign currency-neutral basis, adjusted diluted earnings per share from continuing operations for the third quarter increased by 6.9 percent.
For the nine-month period ending June 30, 2010, reported diluted earnings per share from continuing operations were $3.81, compared with $3.67 in the prior-year period, representing an increase of 3.8 percent. Current year-to-date results include a non-cash charge of $8.9 million, or $0.04 per share from continuing operations related to healthcare reform impacting Medicare Part D reimbursements, and the prior-year period included the aforementioned tax benefit of $0.08 and a litigation charge of $45 million, or $0.11 per share. Excluding these items, adjusted diluted earnings per share from continuing operations increased by 4.1 percent to $3.85, compared with $3.70 adjusted earnings per share in the prior-year period. On a foreign currency-neutral basis, adjusted diluted earnings per share from continuing operations for the nine-month period increased 11.4 percent.
Segment Results
In the BD Medical segment, worldwide revenues for the quarter were $993 million, representing an increase of 2.5 percent compared with the prior-year period, or 2.7 percent on a foreign currency-neutral basis. Revenues reflected solid sales of Diabetes Care products, which were partially offset by softer Pharmaceutical Systems revenues due to timing of orders in the quarter. The comparison to prior year is also negatively impacted by about 1 percentage point due to the H1N1 flu pandemic in fiscal year 2009. For the nine-month period ended June 30, 2010, BD Medical revenues increased 9.3 percent, or 7.6 percent on a foreign currency-neutral basis.

In the BD Diagnostics segment, worldwide revenues for the quarter were $576 million, representing an increase of 1.7 percent compared with the prior-year period, or 2.0 percent on a foreign currency-neutral basis. Economic pressures in the U.S., resulting in reduced physician office visits, and reduced diagnostic volumes in Europe were the primary headwinds in the quarter. The comparison to prior year is also negatively impacted by 1.6 percentage points due to the H1N1 flu pandemic in fiscal year 2009. For the nine-month period ended June 30, 2010, BD Diagnostics revenues increased 4.9 percent, or 4.3 percent on a foreign currency-neutral basis.
In the BD Biosciences segment, worldwide revenues for the quarter were $309 million, representing an increase of 8.4 percent compared with the prior-year period. Revenues increased 11.6 percent on a foreign currency-neutral basis, primarily driven by cell analysis instrument and reagent sales in the U.S., supplemental funding in Japan and a favorable comparison versus the prior-year period. For the nine-month period ended June 30, 2010, BD Biosciences revenues increased 4.7 percent, or 7.3 percent on a foreign currency-neutral basis.
Geographic Results
Third quarter revenues in the U.S. were $830 million, representing an increase of 3.0 percent from the prior-year period. Revenues outside of the U.S. were $1.049 billion, representing an increase of 3.3 percent compared with the prior-year period, or 4.6 percent on a foreign currency-neutral basis. Revenues reflected continuing strength in emerging markets, which was offset by slower growth in Europe. For the nine-month period ended June 30, 2010, revenues in the U.S. were $2.513 billion, representing an increase of 6.3 percent compared with the prior-year period. Revenues outside of the U.S. were $3.127 billion, representing an increase of 7.9 percent compared with the prior-year period, or 6.7 percent on a foreign currency-neutral basis.

Fiscal 2010 Outlook
We expect reported revenues for the full year fiscal 2010 to increase approximately 5 percent, which is one percentage point less than previously communicated guidance, mainly driven by a weaker Euro and overall lower lab testing in the U.S. On a foreign currency-neutral basis, we expect revenues to increase 5 to 6 percent, as compared to our previously communicated guidance of about 6 percent, reflecting the lower lab testing and hospital demand.
We also expect reported diluted earnings per share from continuing operations for the full year fiscal 2010 to increase about 3 percent from $4.92 in fiscal year 2009. Excluding the aforementioned charge of $0.04 related to healthcare reform impacting Medicare Part D reimbursements, we expect diluted earnings per share from continuing operations for the full year fiscal 2010 will increase 3 to 4 percent, or about 9 percent on a foreign currency-neutral basis, which is in line with our previously communicated guidance. This is compared with adjusted diluted earnings per share from continuing operations, excluding the litigation charge of $0.11 and the tax benefit adjustment of $0.08, of $4.95 for fiscal year 2009.
Conference Call Information
A conference call regarding BD’s third quarter results and its expectations for the full fiscal year will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 10:00 a.m. (ET) Thursday, July 29, 2010. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-642-1687 (domestic) and 1-706-645-9291 (international) through the close of business on Thursday, August 5, 2010, access code 85449987.

Non-GAAP Financial Measures
This news release contains certain non-GAAP financial measures. Reconciliations of these and other non- GAAP measures to the comparable GAAP measures are included in the attached financial tables and the Form 8-K that BD filed today with the SEC.
About BD
BD is a leading global medical technology company that develops, manufactures and sells medical devices, instrument systems and reagents. The Company is dedicated to improving people’s health throughout the world. BD is focused on improving drug delivery, enhancing the quality and speed of diagnosing infectious diseases and cancers, and advancing research, discovery and production of new drugs and vaccines. BD’s capabilities are instrumental in combating many of the world’s most pressing diseases. Founded in 1897 and headquartered in Franklin Lakes, New Jersey, BD employs approximately 29,000 associates in more than 50 countries throughout the world. The Company serves healthcare institutions, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. For more information, please visit www.bd.com.
***
This press release, including the section entitled “Fiscal 2010 Outlook”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially from any forward-looking statement. These factors include, but are not limited to: the unknown consequences of the recently-enacted healthcare reform in the United States, including the impact of the reduction in Medicare and Medicaid payments to hospitals, pharmaceutical companies and other customers, which could reduce demand for our products and increase downward pricing pressure; adverse changes in regional, national or foreign economic conditions, including any impact that may result from the current global economic downturn on our ability to access credit markets and finance our operations, the demand for our products and services, or our suppliers’ ability to provide products needed for our operations; changes in interest or foreign currency exchange rates; competitive factors; pricing and market share pressures; difficulties inherent in product development and delays in product introductions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform, including changes in government pricing and reimbursement policies or other cost containment reforms; the effects of potential pandemic diseases; our ability to successfully integrate any businesses we acquire; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per share data)

	Three Months Ended June 30,
	2010	2009	% Change

REVENUES	$1,878,229	$1,820,255	3.2

Cost of products sold	905,822	860,063	5.3
Selling and administrative	423,684	429,940	(1.5)
Research and development	108,623	98,489	10.3

TOTAL OPERATING COSTS AND EXPENSES	1,438,129	1,388,492	3.6

OPERATING INCOME	440,100	431,763	1.9

Interest income	2,094	12,767	(83.6)
Interest expense	(13,085)	(11,288)	15.9
Other income (expense), net	1,348	(4,247)	NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	430,457	428,995	0.3

Income tax provision	124,174	90,291	37.5

INCOME FROM CONTINUING OPERATIONS	306,283	338,704	(9.6)

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX (BENEFIT) PROVISION OF $(619) AND $214, RESPECTIVELY	625	2,323	(73.1)

NET INCOME	$306,908	$341,027	(10.0)

EARNINGS PER SHARE

Basic:
Income from continuing operations	$1.31	$1.41	(7.1)
Income from discontinued operations	$0.00	$0.01	NM
Net income (1)	$1.32	$1.42	(7.0)

Diluted:
Income from continuing operations	$1.29	$1.38	(6.5)
Income from discontinued operations	$0.00	$0.01	NM
Net income	$1.29	$1.39	(7.2)

AVERAGE SHARES OUTSTANDING

Basic	233,242	240,109
Diluted	238,319	245,696

NM — Not Meaningful

(1)	Total per share amounts may not add due to rounding

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per share data)

	Nine Months Ended June 30,
	2010	2009	% Change

REVENUES	$5,639,857	$5,263,141	7.2

Cost of products sold	2,712,259	2,485,687	9.1
Selling and administrative	1,300,958	1,272,318	2.3
Research and development	310,025	294,391	5.3

TOTAL OPERATING COSTS AND EXPENSES	4,323,242	4,052,396	6.7

OPERATING INCOME	1,316,615	1,210,745	8.7

Interest income	20,535	18,730	9.6
Interest expense	(38,985)	(26,607)	46.5
Other expense, net	(843)	(538)	56.7

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,297,322	1,202,330	7.9

Income tax provision	377,336	295,033	27.9

INCOME FROM CONTINUING OPERATIONS	919,986	907,297	1.4

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX (BENEFIT) PROVISION OF $(519) AND $1,681, RESPECTIVELY	929	7,086	(86.9)

NET INCOME	$920,915	$914,383	0.7

EARNINGS PER SHARE

Basic:
Income from continuing operations	$3.91	$3.77	3.7
Income from discontinued operations	$0.00	$0.03	NM
Net income	$3.91	$3.80	2.9

Diluted:
Income from continuing operations	$3.81	$3.67	3.8
Income from discontinued operations	$0.00	$0.03	NM
Net income (1)	$3.82	$3.70	3.2

AVERAGE SHARES OUTSTANDING

Basic	235,316	240,923
Diluted	241,151	247,083

NM — Not Meaningful

(1)	Total per share amounts may not add due to rounding

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

	Three Months Ended June 30,
	2010	2009	% Change

BD MEDICAL
United States	$401,965	$397,898	1.0
International	590,875	570,773	3.5

TOTAL	$992,840	$968,671	2.5

BD DIAGNOSTICS
United States	$303,521	$299,374	1.4
International	272,748	267,005	2.2

TOTAL	$576,269	$566,379	1.7

BD BIOSCIENCES
United States	$124,146	$108,136	14.8
International	184,974	177,069	4.5

TOTAL	$309,120	$285,205	8.4

TOTAL REVENUES
United States	$829,632	$805,408	3.0
International	1,048,597	1,014,847	3.3

TOTAL	$1,878,229	$1,820,255	3.2

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

	Nine Months Ended June 30,
	2010	2009	% Change

BD MEDICAL
United States	$1,254,592	$1,167,062	7.5
International	1,723,954	1,558,285	10.6

TOTAL	$2,978,546	$2,725,347	9.3

BD DIAGNOSTICS
United States	$906,566	$872,055	4.0
International	820,849	774,156	6.0

TOTAL	$1,727,415	$1,646,211	4.9

BD BIOSCIENCES
United States	$351,933	$325,926	8.0
International	581,963	565,657	2.9

TOTAL	$933,896	$891,583	4.7

TOTAL REVENUES
United States	$2,513,091	$2,365,043	6.3
International	3,126,766	2,898,098	7.9

TOTAL	$5,639,857	$5,263,141	7.2

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended June 30,
(Unaudited; Amounts in thousands)

	United States
	2010	2009	% Change

BD MEDICAL
Medical Surgical Systems	$252,438	$256,171	(1.5)
Diabetes Care	96,071	91,330	5.2
Pharmaceutical Systems	45,824	43,460	5.4
Ophthalmic Systems	7,632	6,937	10.0

TOTAL	$401,965	$397,898	1.0

BD DIAGNOSTICS
Preanalytical Systems	$159,228	$155,760	2.2
Diagnostic Systems	144,293	143,614	0.5

TOTAL	$303,521	$299,374	1.4

BD BIOSCIENCES
Cell Analysis	$84,365	$70,518	19.6
Discovery Labware	39,781	37,618	5.7

TOTAL	$124,146	$108,136	14.8

TOTAL UNITED STATES	$829,632	$805,408	3.0

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended June 30, (continued)
(Unaudited; Amounts in thousands)

	International
			% Change
	2010	2009	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$267,461	$242,701	10.2	7.4	2.8
Diabetes Care	101,081	94,521	6.9	7.2	(0.3)
Pharmaceutical Systems	208,993	220,503	(5.2)	(1.6)	(3.6)
Ophthalmic Systems	13,340	13,048	2.2	7.1	(4.9)

TOTAL	$590,875	$570,773	3.5	3.9	(0.4)

BD DIAGNOSTICS
Preanalytical Systems	$144,298	$136,427	5.8	5.9	(0.1)
Diagnostic Systems	128,450	130,578	(1.6)	(0.5)	(1.1)

TOTAL	$272,748	$267,005	2.2	2.7	(0.5)

BD BIOSCIENCES
Cell Analysis	$146,068	$139,251	4.9	10.5	(5.6)
Discovery Labware	38,906	37,818	2.9	6.8	(3.9)

TOTAL	$184,974	$177,069	4.5	9.7	(5.2)

TOTAL INTERNATIONAL	$1,048,597	$1,014,847	3.3	4.6	(1.3)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended June 30, (continued)
(Unaudited; Amounts in thousands)

	Total
			% Change
	2010	2009	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$519,899	$498,872	4.2	2.8	1.4
Diabetes Care	197,152	185,851	6.1	6.2	(0.1)
Pharmaceutical Systems	254,817	263,963	(3.5)	(0.4)	(3.1)
Ophthalmic Systems	20,972	19,985	4.9	8.1	(3.2)

TOTAL	$992,840	$968,671	2.5	2.7	(0.2)

BD DIAGNOSTICS
Preanalytical Systems	$303,526	$292,187	3.9	3.9	—
Diagnostic Systems	272,743	274,192	(0.5)	—	(0.5)

TOTAL	$576,269	$566,379	1.7	2.0	(0.3)

BD BIOSCIENCES
Cell Analysis	$230,433	$209,769	9.9	13.6	(3.7)
Discovery Labware	78,687	75,436	4.3	6.3	(2.0)

TOTAL	$309,120	$285,205	8.4	11.6	(3.2)

TOTAL REVENUES	$1,878,229	$1,820,255	3.2	3.9	(0.7)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Nine Months Ended June 30,
(Unaudited; Amounts in thousands)

	United States
	2010	2009	% Change

BD MEDICAL
Medical Surgical Systems	$787,574	$754,776	4.3
Diabetes Care	285,150	263,028	8.4
Pharmaceutical Systems	159,923	129,177	23.8
Ophthalmic Systems	21,945	20,081	9.3

TOTAL	$1,254,592	$1,167,062	7.5

BD DIAGNOSTICS
Preanalytical Systems	$465,395	$452,426	2.9
Diagnostic Systems	441,171	419,629	5.1

TOTAL	$906,566	$872,055	4.0

BD BIOSCIENCES
Cell Analysis	$240,152	$219,668	9.3
Discovery Labware	111,781	106,258	5.2

TOTAL	$351,933	$325,926	8.0

TOTAL UNITED STATES	$2,513,091	$2,365,043	6.3

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in thousands)

	International
			% Change
	2010	2009	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$798,440	$697,178	14.5	9.7	4.8
Diabetes Care	301,508	271,221	11.2	8.1	3.1
Pharmaceutical Systems	583,251	550,718	5.9	5.0	0.9
Ophthalmic Systems	40,755	39,168	4.1	5.3	(1.2)

TOTAL	$1,723,954	$1,558,285	10.6	7.6	3.0

BD DIAGNOSTICS
Preanalytical Systems	$425,967	$396,380	7.5	5.3	2.2
Diagnostic Systems	394,882	377,776	4.5	3.9	0.6

TOTAL	$820,849	$774,156	6.0	4.6	1.4

BD BIOSCIENCES
Cell Analysis	$464,091	$450,615	3.0	7.1	(4.1)
Discovery Labware	117,872	115,042	2.5	5.8	(3.3)

TOTAL	$581,963	$565,657	2.9	6.8	(3.9)

TOTAL INTERNATIONAL	$3,126,766	$2,898,098	7.9	6.7	1.2

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in thousands)

	Total
			% Change
	2010	2009	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$1,586,014	$1,451,954	9.2	6.9	2.3
Diabetes Care	586,658	534,249	9.8	8.2	1.6
Pharmaceutical Systems	743,174	679,895	9.3	8.5	0.8
Ophthalmic Systems	62,700	59,249	5.8	6.6	(0.8)

TOTAL	$2,978,546	$2,725,347	9.3	7.6	1.7

BD DIAGNOSTICS
Preanalytical Systems	$891,362	$848,806	5.0	4.0	1.0
Diagnostic Systems	836,053	797,405	4.8	4.5	0.3

TOTAL	$1,727,415	$1,646,211	4.9	4.3	0.6

BD BIOSCIENCES
Cell Analysis	$704,243	$670,283	5.1	7.8	(2.7)
Discovery Labware	229,653	221,300	3.8	5.5	(1.7)

TOTAL	$933,896	$891,583	4.7	7.3	(2.6)

TOTAL REVENUES	$5,639,857	$5,263,141	7.2	6.5	0.7

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
SAFETY REVENUES
(Unaudited; Amounts in thousands)

	Three Months Ended June 30,
			% Change
	2010	2009	Reported	FXN	FX Impact

TOTAL SAFETY REVENUES
United States	$277,005	$272,719	1.6	1.6	—
International	158,764	148,970	6.6	6.5	0.1

TOTAL	$435,769	$421,689	3.3	3.3	—

BY SEGMENT
BD Medical	$202,714	$198,642	2.0	1.8	0.2
BD Diagnostics	233,055	223,047	4.5	4.7	(0.2)

TOTAL	$435,769	$421,689	3.3	3.3	—

	Nine Months Ended June 30,
			% Change
	2010	2009	Reported	FXN	FX Impact

TOTAL SAFETY REVENUES
United States	$844,036	$796,714	5.9	5.9	—
International	464,254	419,768	10.6	7.9	2.7

TOTAL	$1,308,290	$1,216,482	7.5	6.6	0.9

BY SEGMENT
BD Medical	$631,572	$574,984	9.8	8.7	1.1
BD Diagnostics	676,718	641,498	5.5	4.7	0.8

TOTAL	$1,308,290	$1,216,482	7.5	6.6	0.9